Exhibit 99.1
CONFERENCE CALL TRANSCRIPT
SAIA – Q4 EARNINGS CONFERENCE CALL EVENT
DATE/TIME: JANUARY 31, 2014/11:00AM EST

Operator: Good day, and welcome to the Saia Inc. Fourth Quarter 2013 Earnings Results Conference Call. Today’s conference is being recorded.

A t this time, I would like to turn the conference over to Saia’s Treasurer, Mr. Doug Col. Please go ahead.

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Douglas Col
Treasurer, Saia, Inc.

Thank you, Shannon. Good morning. Welcome to Saia’s fourth quarter 2013 conference call. Hosting today’s call are Rick O’Dell, Saia’s President and Chief Executive Office r; and Jim Darby, our CFO.

Before we begin, you should know that during this call we may make some forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward -looking statements and all other statements that might be made on this call that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially. We refer you to our press release and our most recent SEC filings for more information on the exact risk factors that could cause actual results to differ.

Now I would like to turn the call over to Rick O’Dell.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Well, good morning and thank you for joining us. I’m pleased to report that Saia’s strong performance of 2013 continued through year-end. In the fourth quarter, we delivered a solid increase in year-over-year earnings, while making meaningful investments in growth initiatives. The success this past year was built on the hard work and talent of the entire Saia team.

Some highlights from the quarter compared to the fourth quarter of 2012 include the following: total revenue increased 5.8% to $280 million; LTL revenue increased 5.1%; LTL tonnage rose 2.9%; our operating ratio of 94.7 improved by 1 50 basis points; and earnings per share of $0.32 increased 45 % from the $0.22 earned in the fourth quarter of last year.

Saia continues to prioritize throughout our organization our commitment to deliver a quality service product to our customers. The fourth quarter represented the ninth consecutive quarter of 98% on -time service. The value proposition is clear. Our customers have a need for consistent on -time, claim-free freight service. As we have success in meeting that need, our yield continues to improve. LTL yield rose 2.3% in the fourth quarter compared to the fourth quarter of last year.

Fourth quarter results are particularly satisfying as we were able to achieve a y ear -over-year improvement in earnings, while simultaneously making investments in equipment and sales talent to drive results in 2014 and beyond. For the full year of 2013, Saia achieved a 27 % increase in operating income over last year.

A few of the highlights from the past year include the following: our cargo claims ratio improved to 0.85 versus 0.93 in 201 2; our load average for the y ear improved 4.3%; our purchase transportation miles were down 6.9% due to the continued impact of our line haul optimization which selectively directs us to use the most cost-efficient transportation mode available in any given lane.

The skill of our professional drivers, coupled with investments in technology and new equipment over the past several years, have driven improvements in miles per gallon. Fuel efficiency improved 3.2% this year to 6.5 miles per gallon. We completed the planned addition of 20 sales professionals in the fourth quarter, which enhances our competitive selling position to achieve future market share gains.

Our improved results have resulted in improved cash flow and a stronger balance sheet. We reduced our interest expense by $1.3 million, while making significant investments in our people, facilities, equipment and technology.

Quality Matters initiatives remain the cornerstone of Saia’s corporate culture. The pursuit of quality is evident in the actions that you see every day at every terminal, every shop and every office across our network. This investment in quality has supported Saia’s industry -leading yield initiatives over the past several years. We expect that our continued focus on quality and our enhanced value proposition will support the combined yield and growth advancements that we seek this y ear in 2014.

Now I’d like to have Jim Darby review our fourth quarter and year -to-date results. Jim?

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Thanks, Rick and good morning, everyone. A s Rick mentioned, the fourth quarter 2013 earnings per share were

$0.32 compared to $0.22 in the fourth quarter of 201 2. For the quarter revenues were $280 million with operating income of $14.7 million. This compares to 2012 fourth quarter revenue of $264 million and operating income of $1 0.1 million. Both periods included 62 workday s.

As Rick mentioned, LTL yield for the fourth quarter 2013 increased by 2.3%, which primarily reflects the favorable impact of continued pricing action consistent with the trend of the past several quarters. Our industrial engineering initiatives and operational effectiveness have maintained our high quality service while significantly enhancing our linehaul effectiveness and fuel utilization.

The quarter, however, did include higher cost in some areas including salaries, wages and benefits rose to $144 million in the fourth quarter, reflecting a mid-year wage increase of approximately 3% and improved tonnage trends. Purchased transportation expense for the quarter rose $2.6 million compared to last year. This increase favorably impacted our results due to the effective use of lower cost rail miles.

Depreciation and amortization ran $13.8 million during the quarter versus $12.3 million in the prior year quarter due to our significant capital expenditures for tractors and trailers. Claims and insurance expense was $7.4 million in the quarter compared to $6.3 million last year in the same quarter which was the result of slightly higher accident severity. For the full year revenues were up 3.7 % to $1 .1 billion while operating income of $74.4 million was 27% higher than the $5 8.7 million posted in 201 2. In 2013 net income rose 36% to $43.6 million from

$32 million earned the year before. Diluted earnings per share were $1.73 versus $1 .29 in 201 2.

Our effective tax rate was 38.7 % for the fourth quarter of 2013 and 36% for the full year. Excluding the impact of the tax credits recorded during the first quarter of 201 3 that were retroactive to 2012, our effective tax rate for 2013 was 37.5%. A t December 31, 201 3 total debt was $76.9 million. Net debt to total capital was 20.1%. This compares to total debt of $60.7 million and net debt to total capital of 1 9.2% at the end of 201 2.

As previously disclosed, we were able to take delivery of an additional 170 tractors in the fourth quarter, and therefore pulled forward some of our anticipated 2014 capital expenditures. Net capital expenditures for 2013 were $122 million. This compares to $83 million of net capital expenditures in 2012. In 2014, the company currently plans net capital expenditures of approximately $85 million. This level of expenditure reflects primarily the replacement of revenue equipment, investments in technology and real estate projects.

Now I’d like to turn the call back to Rick.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Okay. The fourth quarter finished with improved margins and increasing tonnage achieved through solid execution across our network. I believe our ongoing investments in technology and quality has set the stage for us to build on these demonstrated results. We remain committed to our core strategy of improving yield, enhancing customer satisfaction, building density and reducing costs through engineered process improvements and continuous employee training. We believe this strategy provides a strong foundation for our long term profitable growth and increased shareholder and customer value going forward.

With these comments, we’re now ready to answer y our questions. Operator?

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] We’ll go first to Brad Delco with Stephens.

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Brad Delco
Analyst, Stephens, Inc.

Good morning, Jim.

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Good morning, Brad.

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Brad Delco

Analyst, Stephens, Inc.

Rick, comments in the release about some accelerating tonnage trends in the quarter. It seems as if you’ve may be had a little bit quicker success with y our growth in y our sales force, plus the environment was a little bit better. Can you talk about expectations for tonnage growth going forward, and may be provide some details on monthly tonnage throughout the quarter for us?

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Yeah, I’ll have Jim kind of step you through the tonnage trends for the quarter, and then I’ll make some comments like you’ve suggested.
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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Okay. Brad going through the quarter, and this is LTL tonnage year-over-year comps, October was up 0.6%, Nov ember was up 2% and December was up 7.4%, and that gets us to the quarter of being up 2.9% over fourth quarter of 2012. So far month -to-date through January, we’re trending up 3.2% and that includes, obviously, all the – whatever weather impact that we’ve had this year. So far in the month, we’re up 3.2% LTL tonnage.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

Yeah. So, again, we’ve completed the additions of our sales force as planned. It was completed throughout the fourth quarter and obviously we’re pretty pleased with the tonnage trends, especially December. And then, absent the weather impacted days that we experienced in January, turns were also favorable. I would say probably from a run rate going forward, it’s probably somewhere between that 3.5% and the 7% may be, and the 5% range would be may be our current expectations. And I think the timing of our sales force addition probably proved beneficial to some of the things that are going on in the marketplace out there.

Our upper Midwest is growing faster than the rest of our network and there’s a competitor that’s going through an integration up there that I think we’re seeing some benefit from. And I think the economy is a little bit better. We also enhanced some of our longer haul lanes in Nov ember and are having some early success with that, that we would expect to continue to build on. So we’re pretty pleased with what we’re seeing from a top line perspective. And for the year, we would clearly expect to see some improved tonnage trends going forward.

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Brad Delco
Analyst, Stephens, Inc.

Great. And then I guess one other one. And Jim, you kind of touched on the weather issue. Clearly, we’re hearing a lot about that. Can you kind of talk about what is the normal sequential change in operating ratio from fourth quarter to first quarter? And what weather – maybe some of the costs associated with these newer sales guy s may do to – what may be the normal historical sequential change?
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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Sure. In the recent years, if we kind of look back about four years, and the first quarter has been about a point better than the fourth quarter. But this year expectations need to be tempered for the first quarter due to two major factors. One is that we’ve experienced severe weather already in January and we recognize trucking remains an outdoor sport. Somebody reminded me of that the other day. And we’ve had to deal with that and we’re pleased to see that today’s the last day of January and we’d like to put January behind us.

And number two also is we’ve had unfavorable accident self-insurance experience already in the month of January. As a reminder, our self-insurance retention is $2 million per incident, and lot of frequency and our fundamental safety programs of Saia are very good. As we’ve stated before, we’re subject to earnings volatility from accident severity and we’re not going to have a good safety quarter due to what’s happened already in January. And our results are going to be unfavorable from normal expectations from a safety perspective by more than operating point.

So that being said, we now expect the OR to be more flattish from the fourth quarter as opposed to the improving trend that we’ve experienced over the past few years. So again, it’s early in January. We’ve experienced some unfavorable items. Obviously the best months of the quarter are ahead of us, and obviously the remaining 1 1 months of the year are ahead of us too and we like the fundamental things we’re seeing, but we’ve had some bad experience with weather and accident severity.

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Brad Delco

Analyst, Stephens, Inc.

Guy s, thanks for the time.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

Sure.

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Operator: And we’ll move next to Jason Seidl with Cowen and Company.

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Jason H. Seidl
Analyst, Cowen Securities LLC

Hey, guys. Good morning.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Good morning, Jason.

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Jason H. Seidl

Analyst, Cowen Securities LLC

A couple of quick things here. You talk about pricing and what you guys are seeing in the renewals. Obviously, we had a very good pricing year for the LTL market. What’s sort of built in y our expectations for 2014?

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Yeah. I mean, contract renewals in the fourth quarter were again greater than 3%. So again, where we’ve had greater increases in that the last two years, I think last year we were up 4.2% I believe for the year. And then the prior year was even better than that. But I think as we’ve stated, a lot of our corrective action pricing is behind us and we expect to be at kind of a more normal level. Obviously we price account by account, lane by lane and our analytical disciplined pricing continues to pay dividends, but we think the market’s pretty good.

For the quarter, our yield was up 2.3%. Fuel surcharge had a negative impact of about 1%. So our yield up was up, adjusted for mix and fuel surcharge a little over 3%. And that’s kind of in line with what our expectations are and kind of what we stated. And we would – our target is to continue to achieve something in that range going forward and we think the environment’s conducive to that so far.

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Jason H. Seidl
Analyst, Cowen Securities LLC

Okay. That’s great color. Thank you, Rick. And when – we look at some of your expectations for tonnage, I believe you said somewhere at the midpoint of that 3.5% to 7% range. I guess weather’s kind of mucking up sort of the underlying demand here right now out of January. How much of that sort of 5% tonnage expectation do you think is coming from the economy and how much do you think might be coming from some competitors that are a little struggling right now?

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

I don’t know. You know, it’s – if it’s such a diverse customer base, it’s hard to see kind of where y our volumes are coming from. We’re one of the early reporters out there from a tonnage perspective in trends. And I guess my comment would be we expect to get our fair share plus some – with some of the investments and the way the company is operating and having a very good value proposition out there. So it’s hard to say. I mean obviously there’s multiple factors that go into that, but I would tell you I think we’re well positioned to capitalize on it. And if we can get a 5%-type LTL tonnage and a 3% type rate increase, I think we’ll be in a good position to have some good results again this year.

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Jason H. Seidl
Analyst, Cowen Securities LLC

Right. And when you start thinking about that sort of top line and hopefully bringing it to the bottom line in 2014, your CapEx is going to be reduced in 2014 and you’re probably not going to be back to prior year levels. Any plans going forward on the balance sheet side? I mean, you guys seem a little sort of under -levered on y our debt to cap. How’s the market for may be potential acquisitions looking?

Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Yeah. When we stated we get to a 93-type operating ratio then returns are better in the business and we would look for opportunities to continue to invest in not only the LTL product offering, but as well as some asset-light opportunities. So again, we think there are good opportunities to improve margins and returns within our existing businesses. But we would also look outside of that for the right opportunities, provided that they don’t detract from the priorities that we see and the opportunity that we see within our existing business, right?

So yeah we – and I guess the market, it seems like there are some deals and opportunities out there particularly in the kind of asset-light type models. A lot of people were seeking those businesses and if we could find some that’s priced reasonably that had some good synergies and opportunities for growth, then we would certainly seek those as well.

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Jason H. Seidl
Analyst, Cowen Securities LLC

All right. Listen, I appreciate y our time as always, guy s. I’ll turn it over to somebody else.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

All right.

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Operator: We’ll go next to David Ross with Stifel.

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David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Hey good morning, gentlemen.

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Good morning, Dave.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

Good morning.

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David G. Ross

Analyst, Stifel, Nicolaus & Co., Inc.

Rick, can you talk about any e-commerce activity that may have helped drive that December tonnage number? Is that something you’re seeing more of at Saia?

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

I don’t think so particularly. A lot of that obviously is residential-type traffic and I think while we see some more of that, people doing business out of their homes as well as consumer goods being delivered to our homes as we tend to order more over the Internet, I don’t think that’s a major factor at all.

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

You guys don’t have a ton of lift gates on the trailers and aren’t gearing towards that business for any reason?
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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

No. We have probably more than our fair share of that, but we tend to be more at the strip mall as opposed to at y our driveway.

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David G. Ross

Analyst, Stifel, Nicolaus & Co., Inc.

Okay. The driveway can be rather expensive for you all to operate. So it’s probably better that way. And then, Jim, on the operating taxes and licenses part, it was down year-over-year which is a good thing because it’s been in that

$9 to $10 million a quarter range for the past four years. Was there anything one -time there, like a year-end true- up to drive it lower? And what’s y our expectation for that line item going forward?

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

I would think, Dave, if you look at the year -over-year, we’re down slightly. I mean I would trend that forward.

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David G. Ross

Analyst, Stifel, Nicolaus & Co., Inc.

Okay.

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

And I don’t know there’s any big one -time thing in the fourth quarter that impacted that.

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David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

It seems a little odd with more trucks that you would have lower taxes and licenses expense. So I didn’t know if there was anything else missing.
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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

What line was that again?

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Operating taxes.

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David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Operating taxes and licenses.

Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Yeah, a lot of that fueled us. I mean with the fuel economy improving and our line haul effectiveness is impacting that, that’s what that is.
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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Yeah [indiscernible] fuel and the miles per gallon, and miles per gallon being up, lower burn of fuel takes the taxes down. That’s correct.

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David G. Ross

Analyst, Stifel, Nicolaus & Co., Inc.

Got it. Okay. For fuel taxes...

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

You’ll also see that our purchase transportation was up a little bit year-over-year. And just the way the holidays fell and the weather that we experienced in December, as well as some of the long -haul lanes that we’re seeing some growth and our length of haul’s up, we used more cost-effective use of rail. So that takes down your miles and y our fuel consumption.

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David G. Ross

Analyst, Stifel, Nicolaus & Co., Inc.

Yeah. And when you talked about, in November, I guess enhancing some of the longer haul lanes, that was driven around basically figuring how to work some intermodal into y our network?

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Probably not. In incremental intermodal, really just looking at transit times that we have. And maybe one day a week you can run it on the rail to make some more aggressive cross-country transit times. But if you’re growing the lane, right, you might be running it one more day over the road. But when you have the weekend, you may put it on the rail, right?
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David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Yeah.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

So you’re seeing kind of the growth of the rail overall as well. And then again, just the way the holidays fell, you had some more opportunities to run more rails during the week.
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David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Excellent. Thank you very much.

Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Sure.

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Operator: And we’ll take our next question from Scott Group with Wolfe Research.

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Scott H. Group

Analyst, Wolfe Research LLC

Hey, thanks. Good morning, guys.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Good morning, Scott.

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James A. Darby
Vice President-Finance & Chief Financial Officer, SAIA, Inc.

Hey, Scott.

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Scott H. Group
Analyst, Wolfe Research LLC

So wanted to get your view on how we should think about incremental margins going forward. So they ‘v e been obviously really good in the past couple of years when it was about pricing and a lot of internal things. But as we get a little bit more balancing with tonnage and yield, maybe better even tonnage than yield, how do you think incremental margins should look going forward? And I understand the first quarter issues, I was thinking more kind of over the course of the year.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

We think there are good opportunities to improve margins. We have a few cost headwinds, but they’re kind of normal, right? You’re talking depreciation from the incremental equipment, healthcare, wage and benefit increases, probably in the neighborhood of $35 million to $36 million total. And if you get a 3% yield increase, that basically covers that. So then you’ve got the benefits from incremental tonnage, as well as our engineered cost savings project that we have that’s kind of in the $10 million to $12 million range. And we think there’s – if you kind of do the math on that, right, absent the accident severity and weather type things, we would be seeing good OR improvements for the year.

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Scott H. Group
Analyst, Wolfe Research LLC

Yeah. That’s helpful. And we can do the math on that. So, Rick, what was the cost saving number you just gave? And is that kind of the total what you’re thinking about cost savings this year. And you’ve given some good color in the past on what you guy s were targeting.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

Yeah. I guess what I would tell you that’s more in the $10 million to $12 million range. So our target’s probably – obviously we have a little bit more than that and you don’t get a 100% effectiveness, but so probably in the $12 million range. And it’s a little different whereas in the last year, a couple of years, actually we’ve had some big buckets like this last year. You had tens of millions of dollars in both just fuel and line haul, in those two items, right? So I don’t have those big opportunities this much. It’s more of an accumulation of smaller $2 million and $3 million projects that we’re targeting.

So we probably won’t have as much color to provide in terms of the detail on project success, right, but there’s still a number of projects that are well outlined and we’re confident in our ability to execute. And some of those things whether it be load average, [indiscernible] production, dock production, you also get some help from that from a tonnage perspective. So incremental margins on tonnage with our fixed cost and some efficiencies can be positive there too, right, more in the 25% range.

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Scott H. Group

Analyst, Wolfe Research LLC

Yeah, yeah. That sounds good. And then just last thing, and I know it’s a small part of the business, but the truckload volumes were very good in the quarter. I don’t know if that’s an easy comp or something changing in the business, do you have any perspective there?

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

Well, some of our targeted marketing and sales efforts have been on some of the heavier weighted shipments, where they make sense for us, particularly to fill backhaul lane. So we have executed what I think fairly well in that area with some changes and some targets that we’ve looked to achieve. So, yeah, I mean it’s been a good successful effort over the past six months or so that’s contributed to our total tonnage and our over 10,000 pound shipments.

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Scott H. Group
Analyst, Wolfe Research LLC

A re you seeing any spillover from tighter truckload into the network do you think?

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

May be some. If truckload tightens up a little bit, some of these truckload stop -off type shipments would come back to LTL. And I think again given we’ve targeted some of these opportunities, we tend to – and we call it truckload because it’s over 10,000 pounds, but our shipments in that area weigh around 14,000 pounds. It is the average shipment in our over 10,000-pound size and it’s really more partial loads, so to speak, right? So that’s the market that we’re playing in. And particularly it’s not a primary thing we’re looking for, and you’ve probably seen we won’t handle much of that outbound out of Chicago or some big head -haul lane, but in backhaul lanes those partial truckloads make a lot of sense for us.

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Scott H. Group

Analyst, Wolfe Research LLC

Okay. All right. Good stuff. Thanks, guys.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

All right. Thanks.

Operator: [Operator Instructions] We’ll move next to Bill Greene with Morgan Stanley.

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Bill J. Greene
Analyst, Morgan Stanley & Co. LLC

Hi, thanks for taking the question. Rick, just in regard to the last comment in terms of the spillover, do you feel like hours of service has played any role? Because I feel like the last time we had an hours of service change for truckload, it did affect LTL. Can you tease that out [indiscernible] or it’s just not – you can’t see it?
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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

I don’t know. Our thing is we look at this segment as it has good contribution margins for us and how can we grow this load type of segment or larger shipment segments. And so, we’ve looked at our pricing and our marketing mechanisms to target certain segments of this business and have been successful with it. I mean.....

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Bill J. Greene

Analyst, Morgan Stanley & Co. LLC

Sorry, Rick.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

It’s hard for me to see.

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Bill J. Greene
Analyst, Morgan Stanley & Co. LLC

Yeah, I actually more meant for the LTL network. So as things tightened up in the truckload market, does that sort of spillover and create this strength for you in some of your tonnage trends in LTL?
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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

I think it does some, and we’ve seen that every time before. I think it has an impact. And to be honest with you, we even see it where people break up a truckload shipment into two LTLs and give them to us two day s in a row going to the same place, right?
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Bill J. Greene
Analyst, Morgan Stanley & Co. LLC

Yeah.

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

I mean obviously they’re recognizing that and they don’t have capacity, so they’re sneaking it on us. So we – sometimes [indiscernible] we have pricing and it pays well for that and sometimes it doesn’t, so we have to address that. But we are actually seeing some of that. So I think y our point’s valid.
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Bill J. Greene
Analyst, Morgan Stanley & Co. LLC

Good.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

So there’s two segments of that. One is there’s probably some spillover from a tighter truckload market; and then second is probably this targeting opportunities we have to kind of fill backhaul lanes for us.

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Bill J. Greene
Analyst, Morgan Stanley & Co. LLC

Okay, makes sense. I want to come back as well to the CapEx question. What you’ve long said is – you mentioned earlier just when you kind of get to the target OR sort of start thinking about expansion again. And so a lot of us have sort of said that will probably mean an acquisition. Why wouldn’t you sort of look to more organically expand the network into territories where you maybe aren’t yet, you could build maybe terminals, that sort of thing, or is that just not an attractive strategy?

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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

No, I mean, I think it is. I think [indiscernible] organic is clearly an opportunity for us. And if there’s – the acquisition side, it gets you kind of an immediate network, you come with some revenue and tonnage opportunities and get a framework. The negative side of that is you usually have a transition when you buy a smaller company to make that work for you. And then may be the right answer is a combination where you organically expand into a few major markets and then make an acquisition to fill out your coverage in some more rural areas.

So I think there’s opportunities to do one or the other and we continue to evaluate those opportunities going forward. And I think with where we are from a cash flow, balance sheet and the way the business is operating, I think that either one of those is certainly viable. And I think the other comment I would make is where historically organic expansion was somewhat difficult where you’ve made all the investments and you’ve started with zero revenue, obviously we’ve got a lot of national account relationships. And I would also comment that with the 3PL business being a bigger portion of y our business, you could kind of go into these new markets and get some immediate revenue through these 3PL relationships that we already have as well. So I mean I think it’s clearly a viable strategy when the timing is right.

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Bill J. Greene

Analyst, Morgan Stanley & Co. LLC

Yeah, that’s great. Thank you so much for the time and insight.

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Richard D. O’Dell

President, Chief Executive Officer & Director, SAIA, Inc.

Sure.

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Operator: And there are no further questions in the queue at this time. I’ll turn the call back to Rick O’Dell for any additional remarks.
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Richard D. O’Dell
President, Chief Executive Officer & Director, SAIA, Inc.

All right. Thank you for y our interest in Saia. We appreciate it, and we’ll talk to you guys soon.

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Operator: That does conclude today’s conference. Thank you for your participation.